EXHIBIT 3.379
Filed Jan. 27, 1997
OKLAHOMA SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
OF
COLUMBIA SOUTH TULSA HOSPITAL COMPANY, INC.
I
The name of this corporation is COLUMBIA SOUTH TULSA HOSPITAL COMPANY, INC.
II
The address of the registered office of the corporation in this state is 115 S. W. 89th Street, Oklahoma City, Oklahoma County, Oklahoma 73139. The name of its registered agent at such address is THE PRENTICE-HALL CORPORATION SYSTEM, OKLAHOMA, INC.
III
The purpose of the corporation is to engage in the transaction of any or all lawful business for which corporations may be organized under the general corporation law of the State of Oklahoma.
IV
The corporation has authority to issue One Thousand (1,000) shares of Common Capital Stock. The par value of such shares is One Dollar ($1.00) per share. All shares shall be of one class.
V
The name and mailing address of the sole incorporator of the corporation is:

NAME	ADDRESS

Vanessa L. Courtois	One Park Plaza, Nashville, TN 37203
VI
The corporation is to have perpetual existence.
RECEIVED Jan. 27, 1997
Oklahoma Secretary of State
RECEIVED Jan. 15, 1997
Oklahoma Secretary of State

VII
The number of directors constituting the initial board of directors is three (3), and the name and mailing address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS

Stephen T. Braun	One Park Plaza, Nashville, TN 37203

Kenneth C. Donahey	One Park Plaza, Nashville, TN 37203

Rosalyn S. Elton	One Park Plaza, Nashville, TN 37203
I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make and file this Certificate, and do hereby certify that the facts herein stated are true and have accordingly hereunto set my hand this 13th day of January, 1997.
/s/ Vanessa L. Courtois
Vanessa L. Courtois
INCORPORATOR

FILED
May 10, 1999
Oklahoma Secretary of State
CERTIFICATE OF AMENDMENT
of
MAY 10 1999
CERTIFICATE OF INCORPORATION
of
COLUMBIA SOUTH TULSA HOSPITAL COMPANY, INC.
Columbia South Tulsa Hospital Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Act of the State of Oklahoma (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and recommending their consideration and adoption by unanimous written consent of the sole stockholder of said corporation. The proposed amendments, set forth in full, are as follows:
I
The Article I of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to be and read as follows:
The name of this corporation is Triad-South Tulsa Hospital Company, Inc.
SECOND: That thereafter said amendment was consented to and authorized by the sole holder of all of the issued and outstanding capital stock of said corporation, by means of a unanimous written consent given in accordance with the provisions of the applicable provisions of the General Corporation Act of the State of Oklahoma.
THIRD: That said amendment was duly adopted in accordance with the 18 O.S. §1077 provisions of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 7th day of May, 1999.
Columbia South Tulsa Hospital Company, Inc.
By: /s/ John M. Franck II
Name: John M. Franck II
Title: Vice President

ATTEST:
/s/ Dora A. Blackwood
Name: Dora A. Blackwood
Title: Assistant Secretary

ROBERT E. ANDERSON,
Chairman
JERRY JOHNSON, Vice-chairman
DON KILPATRICK, Sec’y-member
OKLAHOMA TAX COMMISSION
STATE OF OKLAHOMA
2501 Lincoln Boulevard
OKLAHOMA CITY, OKLAHOMA 73194
CENTRAL PROCESSING DIVISION
FRANCHISE SECTION
(405) 521-3161
FEI: 621678883
CPB 05/07/99
SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK. 73105
RE: COLUMBIA SOUTH TULSA HOSPITAL COMPANY, INC.
QUALIFICATION DATE: 01/27/97
DEAR SECRETARY:
THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1999 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.
NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.
THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.
SINCERELY,
OKLAHOMA TAX COMMISSION
/s/ Kelly Henry

CENTRAL PROCESSING DIVISION
FRANCHISE SECTION